Exhibit 10.21

Execution Version

TERMINATION OF LEASE

THIS TERMINATION OF LEASE (this “Agreement”) is made as of the 31st day of December, 2017, by and between ONE HUDSON YARDS OWNER LLC, a Delaware limited liability company (“Landlord”), having an office at c/o Related Companies, 60 Columbus Circle, New York, New York 10023, and INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), having an office at 10 Hudson Yards, 37th Floor, New York, NY 10001.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated as of December 7, 2016 (the “Lease”), covering premises consisting of the entire 23rd through 25th floors of the building commonly known as 55 Hudson Yards, New York, New York (the “Building”) and being more particularly described in the Lease (the “Premises”);

WHEREAS, Tenant has requested that the Lease be terminated;

WHEREAS, Tenant’s remaining obligations to Landlord under the Lease for the remainder of the term thereof are herein collectively referred to as the “Obligations”; and

WHEREAS, Landlord has agreed to Tenant’s request to terminate the Lease as of December 31, 2017 (the “Termination Date”), in consideration of Landlord’s receipt of the Termination Fee and the other covenants contained herein, which all of the parties hereto agree constitutes fair consideration for the transactions hereunder.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and other good and valuable consideration received, Landlord and Tenant agree as follows (all capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Lease):

1. Termination of Lease. (a) Landlord and Tenant hereby agree that, effective as of the Termination Date, the Lease and the term thereof shall terminate and expire, and Tenant’s estate in and right of possession to the Premises shall terminate and be wholly extinguished, as if said Termination Date was originally set forth in the Lease as the expiration date thereunder. Effective as of the Termination Date, neither Landlord nor Tenant shall have any further rights or obligations under the Lease, except as provided in this Agreement. Effective as of the Termination Date, Landlord and Tenant for themselves and their predecessors-in-interest, successors and assigns, do hereby release and forever discharge each other, their successors and assigns, from all actions, causes of action, sums of money, covenants, agreements, promises, damages, judgments, claims and demands whatsoever in law or in equity which each against the other ever had, now has, or which they or their respective predecessors, successors or assigns hereafter may have, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world through the Termination Date arising out of or in connection with the Lease or the Premises, or the Building; provided that (A) neither party shall be released from any of its obligations under this Agreement (and this Agreement shall survive the termination of the Lease), (B) neither Landlord or Tenant shall be released from any indemnification obligations that accrued under the Lease prior to the Termination Date and (C) the provisions of Section 8.13 and Section 8.21 of the Lease shall survive the termination of the Lease. Effective as of the Termination Date, Landlord shall be entitled to lease the Premises to any person or entity, or take any other action with respect thereto, free from any claim of Tenant or any person or entity claiming through Tenant.

(b) On or prior to the Termination Date, Tenant agrees to surrender unto Landlord and its successors and assigns, and Landlord agrees to accept, the Premises in its “as is” condition.

(c) In consideration of this Agreement and the termination of the Lease, Tenant agrees to permit the letter of credit in the amount of $8,698,662.00 issued by Citibank, N.A. (the “Letter of Credit”) which Letter of Credit Landlord is presently holding as security under the Lease, to be drawn down for the payment of the following sums: (i) $7,800,000.00 (the “Termination Fee”) to be drawn down and paid to Landlord in consideration of the termination of the Lease and the other transactions contemplated by this Agreement; and (ii) $898,662.00, representing the balance of the proceeds of the Letter of Credit shall be paid to Tenant. Tenant hereby authorizes Landlord to draw on the Letter of Credit and the entire proceeds of the Letter of Credit (the “Proceeds”) and Landlord agrees to deliver Tenant’s share of the Proceeds described in clause (ii) above to Tenant’s bank account within three (3) Business Days of Landlord’s receipt of the entire Proceeds in accordance with Tenant’s wire instructions attached hereto as Exhibit A. Except as otherwise set forth in this Agreement, it is agreed that in no event shall Tenant at any time be entitled to receive any other sums from Landlord in connection with the Lease, including, without limitation, all or any portion of the Work Allowance or any reimbursement of any amounts previously paid by Tenant to Landlord in connection with the construction of the Terrace Space. Contemporaneously herewith, Landlord shall deliver a sight draft to the issuer of the Letter of Credit in order to obtain payment of the Proceeds, which sight draft shall provide for the Proceeds to be paid to Landlord’s bank account, as designated by Landlord. Tenant hereby agrees to cooperate with Landlord and execute any and all documents required by the issuing bank in order to facilitate Landlord’s efforts to draw down on the Proceeds of the Letter of Credit. The effectiveness of the surrender and termination provided for in this Agreement is subject to, and conditioned upon, Landlord’s receipt of the Termination Fee in accordance with the terms hereof. If Landlord does not receive the Termination Fee in accordance with the terms hereof, then the termination of the Lease shall automatically be null and void and of no further force or effect and the Lease shall continue in full force and effect as if this Agreement had never been entered into.

(d) Tenant shall be responsible for, and shall indemnify Landlord for, any and all transfer taxes, sales taxes or other taxes or similar charges imposed by any federal, state or local governmental authority or under any Law arising from or relating to this Agreement, the Termination Fee or any of the other transactions hereunder. Tenant will execute and deliver to Landlord a New York State Form TP 584 and a New York City Form RPT.

(e) Landlord and Tenant agree that the disgorgement of any portion of the Termination Fee or the avoidance in whole or in part of this Agreement, under any applicable law, including, but not limited to, chapter 5 of title 11 of the United States Code (the "Bankruptcy Code"), shall be considered a breach of this Agreement by Tenant and shall entitle Landlord to seek the full amount of the Obligations and any other damages to which Landlord is entitled under the Lease from Tenant resulting from the breach of this Agreement.

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2. No Encumbered Property. (a) Tenant represents and warrants to Landlord that (a) neither the Lease, the Letter of Credit, the Premises nor any Tenant’s Property have been or will be mortgaged, pledged or otherwise encumbered in any way whatsoever, (b) Tenant is the holder of the entire lessee’s interest in and to the Lease and Tenant has not assigned or otherwise transferred the same and Tenant has the right to surrender all of the same, and (c) Tenant has the full right, power and authority to enter into this Agreement without the consent of any person or entity.

(b) Landlord represents and warrants to Tenant that (a) Landlord is the holder of the entire lessor’s interest in and to the Lease and Landlord has not assigned or otherwise transferred the same, and (b) Landlord has the full right, power and authority to enter into this Agreement without the consent of any person or entity (including, without limitation the holder of any mortgage encumbering the Landlord’s interest in the Building or any other senior encumbrance).

(c) In addition to any other rights which the parties may have under the Lease, or at law or in equity, and not as a limitation therefore, Landlord and Tenant agree to indemnify and hold the other harmless from any loss or damage arising directly from the breach of the foregoing warranties and representations.

3. Sublets, Licenses, and Occupancy. Tenant represents and warrants to Landlord that neither the Premises nor any portion thereof has been sublet, licensed nor has any person or entity been granted any right to occupy the same.

4. Access. Notwithstanding anything to the contrary contained in the Lease, from and after the execution hereof, Landlord shall have the right, at any time, to enter upon and access the Premises in order to show the same to prospective tenants, purchasers or lenders.

5. Brokers. Landlord and Tenant represent and warrant that they have not dealt with any real estate agent or broker in connection with the negotiation, execution or delivery of this Agreement other than CBRE, Inc. (representing Landlord) (“Landlord’s Broker”) and Newmark & Company Real Estate, Inc., d/b/a Newmark Grubb Knight Frank (representing Tenant) (“Tenant’s Broker”). Tenant shall defend, indemnify and hold Landlord harmless from and against any claims or demands for any commissions, finder's fees and/or other compensation (other than with respect to Landlord’s Broker) arising out of any breach of the foregoing. Landlord shall defend, indemnify and hold Tenant harmless from and against any claims or demands for any commissions, finder's fees and/or other compensation (other than with respect to Tenant’s Broker) arising out of any breach of the foregoing. Tenant shall enter into a separate agreement with Tenant’s Broker which provides that, if this Agreement is executed and delivered by both Landlord and Tenant, Tenant shall pay to Tenant’s Broker any commission that Tenant’s Broker may be entitled to under such separate agreement (if any), in accordance with the terms and conditions of such agreement.

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6. Entire Agreement; Modifications; Invalidity; Counterparts. This Agreement contains the entire understanding of the parties with respect to the subject matters covered hereby and may be modified only by a written instrument executed by the parties hereto. Landlord and Tenant intend that, to the maximum extent legally possible, the invalidity or unenforceability of any provision of this Agreement will not affect any of the other provisions hereof. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, even where such executed counterpart is delivered via facsimile or Portable Document Format, but all of which, when taken together, shall constitute one and the same instrument.

7. Binding Effect; Governing Law; Notices. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York (without giving effect to conflict of laws principles thereof). Any notices, demands or other correspondence to be sent hereunder shall be given in accordance with Section 8.01 of the Lease.

8. Time of the Essence. Time shall be of the essence with respect to all dates contained herein.

9. Survival. The representations, warranties, covenants, liabilities, indemnities and other obligations of each party contained in or arising under this Agreement shall survive the termination of the Lease.

10. Further Assurances. Each party agrees that it shall promptly execute and deliver to the other party such other instruments as the other party shall reasonably request in order to further evidence or effectuate the agreements hereunder.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement effective as of December 31, 2017.

ONE HUDSON YARDS OWNER LLC

By:	/s/ Andrew Rosen
	Name:	Andrew Rosen
	Title:	Authorized Signatory

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Jerome Durso
	Name:	Jerome Durso
	Title:	C.O.O.

[Signature Page to 55 HY Lease Termination Agreement]